SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event) April 27, 2006
Calais Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia	0-29392	88-0379834
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number	Identification
Incorporation)		No.)
4415 Carabou Road — P.O. Box 653 — Caribou, Nederland, CO 80466-0653
(Address of Principal Executive Offices) (Zip Code)
(303) 258-3806
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02. Unregistered Sales of Equity Securities.
On April 27, 2006, Calais Resources, Inc. (the “Corporation”) issued 21,541 shares of Common Stock to Duane E. Duffy, an accredited investor, in reimbursement to Duane E. Duffy for $4,308.20 of transaction fees incurred with the Broadway Note transaction, at a price of $0.20 per share, pursuant to the Broadway Note agreement.
On April 27, 2006, the Corporation issued 427,700 Common Stock Purchase warrants, each warrant to purchase one share of Common Stock at any time prior to April 27, 2011, at an initial exercise price of $0.40 per share (subject to adjustment), to Duane E. Duffy, an accredited investor, pursuant to a settlement contract dated October 1, 2005 between Duane E. Duffy and the Company.
On May 01, 2006, the Corporation sold, in exchange for aggregate gross proceeds of $70,000, 350,000 shares of the Corporation’s Common Stock at a price of $0.20 per share and 350,000 Common Stock Purchase warrants, each warrant to purchase one share of Common Stock at any time prior to May 01, 2008 at an initial exercise price of $0.25 per share (subject to adjustment), to Duane E. Duffy, an accredited investor, The Corporation used the net proceeds from the financing for working capital and general corporate purposes.
On April 27, 2006, the Corporation issued 21,541 shares of Common Stock to Glenn A. Duffy, an accredited investor, in reimbursement to Glenn A. Duffy for $4,308.20 of transaction fees incurred with the Broadway Note transaction, at a price of $0.20 per share, pursuant to the Broadway Note agreement.
On April 27, 2006, the Corporation issued 427,700 Common Stock Purchase warrants, each warrant to purchase one share of Common Stock at any time prior to April 27, 2011, at an initial exercise price of $0.40 per share (subject to adjustment), to Glenn A. Duffy, an accredited investor, pursuant to a settlement contract dated October 1, 2005 between Glenn A. Duffy and the Company.
On May 01, 2006, the Corporation sold, in exchange for aggregate gross proceeds of $100,000, 500,000 shares of the Corporation’s Common Stock at a price of $0.20 per share and 500,000 Common Stock Purchase warrants, each warrant to purchase one share of Common Stock at any time prior to May 01, 2008 at an initial exercise price of $0.25 per share (subject to adjustment), to Glenn A. Duffy, an accredited investor, The Corporation used the net proceeds from the financing for working capital and general corporate purposes.
On April 27, 2006, the Corporation issued 21,541 shares of Common Stock to James Ober, an accredited investor, in reimbursement to James Ober for $4,308.20 of transaction fees incurred with the Broadway Note transaction, at a price of $0.20 per share, pursuant to the Broadway Note agreement.
On April 27, 2006, the Corporation issued 72,300 Common Stock Purchase warrants, each warrant to purchase one share of Common Stock at any time prior to April 27, 2011, at an initial exercise price of $0.40 per share (subject to adjustment), to James Ober, an accredited investor, pursuant to a settlement contract dated October 1, 2005 between James Ober and the Company.
On April 27, 2006, the Corporation issued 21,541 shares of Common Stock to Luke Garvey, an accredited investor, in reimbursement to Luke Garvey for $4,308.20 of transaction fees incurred with the Broadway Note transaction, at a price of $0.20 per share, pursuant to the Broadway Note agreement.
On April 27, 2006, the Corporation issued 72,300 Common Stock Purchase warrants, each warrant to purchase one share of Common Stock at any time prior to April 27, 2011, at an initial exercise price of $0.40 per share (subject to adjustment), to Luke Garvey, an accredited investor, pursuant to a settlement contract dated October 1, 2005 between Luke Garvey and the Company.
On April 27, 2006, the Corporation issued 7,485 shares of Common Stock to Rick A. Waltrous, an accredited investor, in reimbursement to Rick A. Waltrous for $1,496.92 of transaction fees incurred with the Broadway Note transaction, at a price of $0.20 per share, pursuant to the Broadway Note agreement.
On May 01, 2006, the Corporation sold, in exchange for aggregate gross proceeds of $5,000, 25,000 shares of the Corporation’s Common Stock at a price of $0.20 per share and 25,000 Common Stock purchase warrants, each warrant to purchase one share of Common Stock at any time prior to May 01, 2008 at an initial exercise price of $0.25 per share (subject to adjustment), to Jason A. Duffy, an accredited investor, The Corporation used the net proceeds from the financing for working capital and general corporate purposes.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAIS RESOURCES, INC. (Registrant)
May 4, 2006	By:	/s/ David K. Young
David K. Young, Chief Executive Officer